Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

CEA Acquisition Corporation

Tampa, Florida

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of Amendment No. 3 to this Registration Statement (Form S-4) of our report dated February 21, 2005 (except as to Note 2 which is as of August 22, 2005) relating to the financial statements of CEA Acquisition Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO SEIDMAN, LLP

BDO Seidman, LLP

New York, New York

January 16, 2006